Verde Bio Holdings, Inc.

VERDE BIO HOLDINGS, INC.
P.O. BOX 67
JACKSBORO, TEXAS 76458

SCAN TO VIEW MATERIALS & VOTE

VOTE IN PERSON
You may vote in person at the meeting. At the meeting, you will need to request a ballot to vote these shares. To obtain directions to the location of the meeting of stockholders, please call **1-800-690-6903.**

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38054-S87335 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VERDE BIO HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. The approval of the merger (the “Merger”) of Formation Minerals, Inc., a Nevada corporation (“Merger Sub”) and a direct, wholly-owned subsidiary of SensaSure Technologies Inc., a Nevada corporation (“SSTC”), with and into Verde Bio Holdings, Inc., a Nevada corporation (“Verde”), with Verde continuing as the surviving entity, pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger, dated as of December 11, 2023, as amended as of February 8, 2024 (the “Merger Agreement”), by and between SSTC, Merger Sub and Verde, and the Merger Agreement (the “Merger Proposal”).	☐	☐	☐
2. The approval of the adjournment of the Verde special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Merger Proposal, if there are insufficient votes at the time of such adjustment to approve the Merger Proposal.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXY, IN HIS DISCRETION, IS AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE INDIVIDUALS SIGNATORY HERETO ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Verde Bio Holdings, Inc.

VERDE BIO HOLDINGS, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AT THE OFFICES OF
SULLIVAN & WORCESTER LLP
1633 BROADWAY, NEW YORK, NEW YORK 10019
ON MAY 9, 2024 AT 11:00 AM, EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Special Meeting of Stockholders of Verde Bio Holdings, Inc. will address the following items of business:

1. The approval of the merger (the "Merger") of Formation Minerals, Inc., a Nevada corporation ("Merger Sub") and a direct, wholly-owned subsidiary of SensaSure Technologies Inc., a Nevada corporation ("SSTC"), with and into Verde Bio Holdings, Inc., a Nevada corporation ("Verde"), with Verde continuing as the surviving entity, pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger, dated as of December 11, 2023, as amended as of February 8, 2024 (the "Merger Agreement"), by and between SSTC, Merger Sub and Verde, and the Merger Agreement (the "Merger Proposal").

2. The approval of the adjournment of the Verde special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Merger Proposal, if there are insufficient votes at the time of such adjustment to approve the Merger Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

V38055-S87335

Verde Bio Holdings, Inc.

VERDE BIO HOLDINGS, INC.
SPECIAL MEETING OF STOCKHOLDERS
MAY 9, 2024, 11:00 AM Eastern Time

Important Notice Regarding the Availability of Proxy Materials: The proxy materials for the Special Meeting of Stockholders of Verde Bio Holdings, Inc. (the "Company"), including the Company's joint proxy statement/prospectus, are available on the internet. To view the proxy materials or authorize your proxy by internet, by telephone or by mail, please follow the instructions on the reverse side hereof.

The stockholder(s) hereby appoint(s) Scott A. Cox, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock, par value $0.001 per share, Series A Preferred Stock, par value $0.001 per share, and Series C Preferred Stock, par value $0.001 per share, of VERDE BIO HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at the offices of Sullivan & Worcester LLP at 1633 Broadway New York, New York 10019, on May 9, 2024, at 11:00 a.m., Eastern time, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the joint proxy statement/prospectus, which includes the notice of this Special Meeting of Stockholders, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXY, IN HIS DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side